UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): January 12, 2016

CACHET FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18671 Lake Drive East

Southwest Tech Center A

Minneapolis, MN 55317

(Address of principal executive offices) (Zip Code)

(952) 698-6980

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2016, the Company’s Board of Directors and its Compensation Committee completed its annual review of the executive team’s annual salaries and equity compensation incentives and approved the following changes:

Executive	2016 Base Salary (1)	New Stock Options (2)

Darin McAreavey	$265,000	320,000
Chief Financial Officer

Bruce Whitmore	$220,000	150,000
Chief Information Officer

Jeffrey Mack	$335,000	350,000
Chief Executive Officer

(1)

Darin McAreavey’s and Jeff Mack’s annual base salary increased to $255,000 and $305,000, respectively, effective January 1, 2016 and will increase to $265,000 and $335,000, respectively, effective June 1, 2016. Bruce Whitmore’s annual salary increased to $220,000 effective January 1, 2016.

(2)	The stock options referenced above were issued with an exercise price of $0.41 per share reflecting the closing price of the Company’s stock on January 12, 2016 and have a life of 5 years. The vesting schedule of the stock options is 1/3rd on date of grant, 1/3rd on January 12, 2017 and the remaining 1/3rd on January 12, 2018.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACHET FINANCIAL SOLUTIONS, INC.:

(Registrant)

By:	/s/ Darin P. McAreavey
Darin p. Mcareavey, Chief Financial Officer

Dated: January 19, 2016

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